UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Prior to and in connection with Hyperion Therapeutics, Inc.’s (the “Company”) initial public offering of its common stock in July 2012, all of the Company’s executive officers and directors and substantially all of its stockholders entered into lock-up agreements with the underwriters of the initial public offering pursuant to which they agreed not to dispose of any of the Company’s securities, whether now owned or hereinafter acquired, for a period of 180 days after the public offering date, July 25, 2012 (the “Initial Lock-Up Period”), subject to extension under certain circumstances (the “Lock-Up Agreements”). The Lock-Up Agreements provide that if, during the last 17 days of the Initial Lock-Up Period, the Company announces material news, the Initial Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of such news. On January 16, 2013, the Company announced that it received a communication from the U.S. Food and Drug Administration advising the Company that it should not to expect to receive a final action by the Prescription Drug User Fee Act (PDUFA) action date of January 23, 2013. As a result of the announcement on January 16, 2013, the Initial Lock-Up Period under the Lock-Up Agreements has automatically been extended through the close of business on February 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2013	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer